[LOGO]                 CUSTOMER AGREEMENT       JEFFERIES & COMPANY, INC.
                                           11100 Santa Monica Blvd., 11th Floor
                                                 Los Angeles, CA 90025
                                                Telephone (310) 445-1199


--------------
ACCOUNT NUMBER

This Agreement sets forth the terms and conditions under which Jefferies & Company, Inc. ("Jefferies") will maintain your account for purchases and sales of securities, put and call options, and other property. The heading of each provision of this Agreement is for descriptive purposes only and shall not be deemed to modify or qualify any of the rights or obligations set forth in each such provision. The provisions of Paragraph 25 are applicable to you if you have a cash account with Jefferies. The provisions of Paragraphs 26 and 27 are applicable to you if you have a margin account with Jefferies. Paragraph 29 is applicable to you only if this Agreement relates to a joint account with Jefferies. This Agreement shall not become effective until accepted by Jefferies at its main office, and such acceptance may be evidenced by internal records maintained by Jefferies. YOU SHOULD RETAIN A COPY OF THIS AGREEMENT.

1. APPLICABLE LAWS AND REGULATIONS. All transactions in your account(s) shall be subject to all applicable laws, and the rules and regulations of applicable federal, state and self-regulatory agencies, including but not limited to, the Board of Governors of the Federal Reserve System
    (the "Federal Reserve Board"), the U.S. Securities and Exchange
    Commission ("SEC"), the National Association of Securities Dealers, Inc. ("NASD"), and the constitution, rules, regulations, customs and usages of the exchanges, markets and clearing agencies where transactions are executed, cleared and settled for your account.

2. NON-DISCLOSURE OF CONFIDENTIAL AND MATERIAL, NON-PUBLIC INFORMATION. Jefferies provides a variety of services to its customers. In connection with providing these services, employees of Jefferies may come into possession, from time to time, of confidential and material, non-public information. Under applicable law, employees of Jefferies are prohibited from improperly disclosing or using such information for their personal benefit or for the benefit of any other person, regardless of whether such other person is a customer of Jefferies. Jefferies maintains and enforces written policies and procedures that (i) prohibit the communication of such information to persons who do not have a legitimate need to know and (ii) assure that it is meeting its obligations to customers and otherwise remains in compliance with applicable law. You understand and agree that these policies and procedures are necessary and appropriate and recognize that, in certain circumstances, employees of Jefferies will have knowledge of certain confidential and material, non-public information which, if disclosed, might affect your decision to buy, sell, or hold a security, but that they shall be prohibited from communicating such information to you. You also understand and agree that Jefferies shall have no responsibility or liability to you for its failing to disclose such information to you as a result of following its pokes and procedures designed to provide reasonable assurances that it is complying with applicable law.

3. SECURITY INTEREST AND LIEN. You agree that Jefferies will have a continuing security interest in all property in which you have an interest, including but not limited to securities, commodities, commodity futures contracts, commercial paper, monies and any after-acquired property, held by it or carried in your account(s), as security for payment of all of your existing or future obligations and liabilities to Jefferies, without regard to whether Jefferies has made loans with respect to such property. You hereby authorize Jefferies to sell and/or purchase any and all property in any of your accounts or to liquidate any open commodities, futures or forward contracts in any of your accounts without notice in order to satisfy such obligations and liabilities. In enforcing its security interest, Jefferies shall have the discretion to determine which property is to be sold and the order in which it is to be sold and shall have all the rights and remedies available to a secured creditor under the Uniform Commercial Code of New York as then in effect, in addition to the rights and remedies provided herein or otherwise by law.

4. DEPOSITS ON CASH TRANSACTIONS. If at any time Jefferies considers it necessary for its protection, it may, in its discretion, require you to deposit cash or collateral in your account to assure due performance by you of your open contractual commitments.

5. SELL-OUTS, BUY-INS AND CANCELLATION OF ORDERS. Jefferies is authorized in case of your death or whenever, in its discretion, Jefferies deems it necessary for its protection, without notice to you or your personal representative, to sell any and all property in your account(s) with it (either individually or jointly with others), to borrow or buy in any or all property which may be short in such account(s) and/or to cancel all outstanding transactions and to offset any indebtedness in your account(s) against any other account(s) you may have (either individually or jointly with others), and you shall be liable to Jefferies for any loss and/or costs sustained. Such purchases and/or sales may be public or private and may be made without notice or advertisement and in such manner as Jefferies may, in its discretion, determine. At any such sale or purchase, Jefferies may purchase or sell the property free of any right of redemption, and you agree to be liable for any deficiency in your account(s). If the proceeds from such purchase or sale satisfy your indebtedness to Jefferies, any money or property in your account(s) in excess of your indebtedness to Jefferies will be held for your account.

6. FINALITY AND TRANSMITTAL OF REPORTS, STATEMENTS AND NOTICES. Confirmations of transactions and statements of your account(s) shall be binding if you do not object, in writing, within ten days after transmittal to you by mail or otherwise. Notices or other communications, including confirmations, account statements and margin calls, delivered, mailed or otherwise transmitted to you at the address specified below shall, until Jefferies has received notice in writing of a different address, be deemed to have personally delivered to and received by you, and you agree to waive all claims resulting from any failure to receive such communications.

7. POWER OF ATTORNEY OR TRADING AUTHORIZATION TO THIRD PARTY. If you grant a power of attorney or trading authorization to a third party with respect to your account(s) at Jefferies, you agree that Jefferies may follow the instructions of that third party in accordance with the authorization. You shall indemnify and hold Jefferies harmless from and pay promptly any and all losses arising therefrom or debit balance due thereon. This indemnity shall be in addition to, and will in no way limit or restrict, any rights which Jefferies may have under such power of attorney or trading authorization or under this or any other agreement between you and Jefferies, or otherwise.

8. ORAL AUTHORIZATIONS. You hereby agree that Jefferies shall incur no liability in acting upon oral instructions given to it concerning your accounts, provided such instructions reasonably appear to be genuine.

9. TRANSFER OF EXCESS FUNDS; EXCHANGE RATE FLUCTUATIONS. You hereby authorize Jefferies to transfer excess funds from your commodity accounts to any of your other accounts for any reason, such as to avoid a margin call, not in conflict with the Commodity Exchange Act. If any transactions are effected on an exchange in which a foreign currency is used, any profit or loss as a result of a fluctuation in the exchange rate will be for your account.

10. RECEIPT OF STATEMENT OF INTEREST CHARGES. You hereby agree to pay interest, to the extent not prohibited by the laws of the State of New York, upon all amounts advanced and other balances due in your account(s) in accordance with Jefferies' Statement of Interest Charges pursuant to SEC Rule lOb-16 (the "Statement of Interest Charges"), enclosed herewith and incorporated herein by reference. You hereby acknowledge receipt of the Statement of Interest Charges and that, having read the same, you understand and agree that interest will be charged on any debit balances in accordance with the methods described in the Statement of Interest Charges or in any amendment or revision thereto which may be provided to you.

------------------------------------------------------------------------------

11. FEES AND CHARGES. You understand that Jefferies may charge commissions and other fees for execution of transactions to purchase and sell securities, put and call options or other property, and you hereby agree to pay such commissions and fees at Jefferies' then prevailing rates.
    You also understand that such commission and fee rates may be changed from time to time without notice to you, and you agree to be bound thereby. You agree to pay a late charge, to the extent permitted by law, if you purchase securities in your cash account and fail to pay for such securities by the settlement date. Any late charge that Jefferies may impose will be at the maximum rate of interest set forth in the Statement if Interest charges, and may be charged from the settlement date to the date of payment.

12. CLEARANCE ACCOUNTS. If Jefferies carries your account as clearing broker by arrangement with another broker through whose courtesy your account has been introduced, then unless Jefferies receives from you a written notice to the contrary, Jefferies shall accept from such other broker, without any inquiry or investigation by it (i) orders for the purchase or sale in your account of securities and other property on margin or otherwise, and (ii) any other instructions concerning said account. You understand and agree that Jefferies shall have no responsibility or liability to you for any acts or omissions of such other broker, its officers, employees or agents, and that Jefferies' sole responsibilities to you relate to the execution, clearing and bookkeeping of transactions in your account(s).

13. COSTS OF COLLECTION. In the event that Jefferies employs counsel or a collection agency to collect any debit balance which you owe, you agree to pay the reasonable costs of collection, including but not limited to attorneys' fees, court costs and expenses incurred by Jefferies in connection with its efforts in collecting monies owed to it.

14. IMPARTIAL LOTTERY ALLOCATION. You agree that, if Jefferies holds on your behalf bonds or preferred stocks in bearer form or in street name which are callable in part, you will participate in the impartial lottery allocation system of the called securities, in accordance with Jefferies' procedures and the rules of the NASD. Further, you understand that when the call is favorable, no allocation will be made to any account in which Jefferies, its officers, directors, or employees have a financial interest until all other customers are satisfied on an impartial lottery basis.

15. WAIVER, ASSIGNMENT AND MODIFICATION. No term or provision of this Agreement may be waived or modified unless in writing and signed by the party against whom such waiver or modification is sought to be enforced. Jefferies' failure to insist at any time upon strict compliance with this Agreement or with any of the terms hereunder or any continued course of such conduct on its part shall in no event constitute or be considered a waiver by Jefferies of any of its rights or privileges.
    This Agreement contains the entire understanding between you and Jefferies. The execution of this Agreement revokes any prior Customer's or Cash Account Agreement between you and Jefferies. To the extent that this Agreement is inconsistent with any other agreement governing your account, the provisions of this Agreement shall govern.

16. NEW YORK LAW TO GOVERN. This Agreement shall be deemed to have been made in the State of New York and shall be construed, and the rights and liabilities of the parties determined, in accordance with the laws of the State of New York without giving effect to the choice of law or conflict of laws provisions thereof.

17. "LONG" AND "SHORT" SALES; AUTHORIZATION TO PURCHASE OR BORROW SECURITIES. You agree that in giving orders to sell, all "short" sales orders will be designated as "short." All other sell orders will be for securities owned ("long") at that time by you. By placing the order, you affirm that you will deliver the securities on or before the settlement date. "Short sale" means any sale of a security not owned by the seller (or owned by the seller but not intended to be delivered) that is consummated by delivery of a borrowed security. You also agree that Jefferies may, at its discretion, immediately cover any short sales in your account. The designation on a sale order as "long" shall constitute a representation on your part that you own the security, and if the security is not in Jefferies' possession at the time of the contract for sale, you agree to deliver it to Jefferies by the settlement date. If Jefferies effects a sale of any security at your direction and is unable to make delivery to the purchaser because of your failure to supply such security, then Jefferies is authorized to purchase or borrow any such security necessary to make delivery thereof. In that event, you will be responsible for any loss which Jefferies may sustain thereby and any premiums which it may be required to pay, and for any loss which Jefferies may sustain because of its inability to purchase or borrow the security sold.

18. SATISFACTION OF INDEBTEDNESS. You agree to satisfy, upon demand, any indebtedness, and to pay any debit balance remaining when your account is closed, either partially or totally. Your account(s) may not be closed without Jefferies first receiving all securities and other property for which your account(s) is short and all funds to pay in full for all securities and other property in which your account(s) is long.

19. JEFFERIES AS AGENT. You understand that Jefferies is acting as your agent, unless Jefferies notifies you, in writing, before the settlement date for the transaction that Jefferies is acting as a dealer for its own account or as agent for some other person.

20. LOANS. From time to time Jefferies may, at its discretion, make loans to you for the purpose of purchasing, carrying or trading in securities.
    Pursuant to Regulation T, such loans will be made in a margin account.
    The minimum and maximum amount of any particular loan may be established by Jefferies, in its discretion, regardless of the amount of collateral delivered to Jefferies, and Jefferies may change such minimum and maximum amounts from time to time.

21. RESTRICTIONS ON TRADING. You understand that Jefferies may, in its sole discretion, prohibit or restrict trading of securities or substitution of securities in any of your accounts.

22. BINDING UPON CUSTOMER'S ESTATE. You hereby agree that this Agreement and all the terms thereof shall be binding upon your heirs, executors, administrators, personal representatives and assigns.

23. AGE AND EMPLOYMENT AFFILIATIONS. You represent that you are of the age of majority. You also represent that you are not an employee of any securities exchange or a subsidiary of an exchange, or of a member firm of any exchange or the NASD, or of a bank, trust company or insurance company unless you have notified Jefferies to that effect, and that you will promptly notify Jefferies if you become so employed.

24. SEVERABILITY. If any provision of this Agreement is held to be invalid, void or unenforceable by reason of any law, rule, administrative order or judicial decision, that determination shall not affect the validity of the remaining provisions of this Agreement.

25. PROVISIONS IN THE EVENT OF FAILURE TO PAY OR DELIVER IN CASH ACCOUNT. (Not

    Applicable to Margin Accounts.) Whenever you do not, on or before the settlement date, pay in full for any security purchased, or deliver any security sold, for your cash account, Jefferies is authorized, subject to the provisions of any applicable statute, rule or regulation: (a) until payment is made in full, to pledge, repledge, hypothecate or rehypothecate, without notice, any or all securities which Jefferies may hold for you (either individually or jointly with others), separately or in common with other securities or commodities or any other property, for the sum then due or for a greater or lesser sum, and without retaining in its possession and control for delivery a like amount of similar securities, and (b) to sell any or all securities which Jefferies may hold for you either individually or jointly with others), or to buy in any or all securities required to make delivery for your account, or to cancel any or all outstanding orders or commitments for your account.

------------------------------------------------------------------------------

26. COLLATERAL AND INTEREST CHARGES IN MARGIN ACCOUNT. (Not applicable to Cash Accounts.) You agree to maintain such collateral in your margin account as Jefferies may, in its discretion, require from time to time, in the form of cash or securities in accordance with the rules and regulations of the Federal Reserve Board, the national securities exchanges, associations or regulatory agencies under whose Jurisdiction Jefferies is subject, and Jefferies' own minimum margin requirements, and you agree to pay on demand any debit balance owing with respect to your margin account. Failure to make such payment shall constitute a breach of this Agreement, and Jefferies may take such action as it considers necessary or appropriate for its protection in accordance with this Agreement. You agree to pay interest charges on your margin account in accordance with Jefferies' prevailing rates and policies. (Please consult the Statement of Interest Charges for an outline of Jefferies' margin policies as currently in effect.)

27. CUSTOMER'S CONSENT TO LOAN OR PLEDGE OF SECURITIES. (Not applicable to Cash Accounts.) You hereby authorize Jefferies to lend either to itself or others any securities held by Jefferies in your margin account and to carry all such property in its general loans, and such property may be pledged, repledged, loaned, hypothecated or rehypothecated either separately or in common with other such property for any amounts due to Jefferies thereon or for a greater sum, and Jefferies shall have no obligation to retain a like amount of similar property in its possession and control. You understand and agree that if securities are loaned to anyone other than Jefferies, you may lose your right to vote such securities. In the event that you no longer maintain a debit balance or an indebtedness to Jefferies, it is understood that Jefferies will fully segregate all securities in your accounts in Jefferies' safekeeping or control (directly or through a clearing house) and/or deliver them to you upon request.

28. SHAREHOLDER COMMUNICATIONS. Under SEC Rule 14b-l(c), Jefferies is required to disclose to an issuer the name, address and securities position of customers who are beneficial owners of that issuer's securities unless the customer objects. Therefore, please check one of the boxes below:

    / /   YES, I DO OBJECT to the disclosure of such information.

    / /   NO, I DO NOT OBJECT to the disclosure of such information.

29. JOINT ACCOUNT. (APPLICABLE TO JOINT ACCOUNTS ONLY.)

     (a) You agree that each of you has authority on behalf of this account to buy, sell (including short sales) and otherwise deal in securities, options, commodities and other property on margin or otherwise; to receive for the account confirmations, statements and other communications of every kind; to receive and dispose of for the account money, securities and other property; to make for the account agreements relating to these matters and to terminate or modify them or waive any of the provisions thereof; and generally to deal with Jefferies as if each of you alone were the owner of the account, all without notice to the other joint account owner(s). Your liability for the account shall be joint and several.

     (b) You agree that Jefferies may follow the instructions of any of you concerning this account and make deliveries to any of you Of any or all securities in the account, and make payments to any of you of any or all monies in the account, as any of you may order and direct, even if such deliveries and/or payments shall be made to one of you personally, and not for the account. Jefferies shall be under no obligation to inquire into the purpose of any such demand for delivery of securities or payment, and it shall not be bound to see to the application or disposition of the securities and/or monies so delivered or paid to any of you.

     (c) In the event of the death of any of you, the survivor(s) shall immediately give Jefferies written notice thereof, and Jefferies may, before or after receiving such notice, take such action, require such documents, retain such portion and/or restrict transactions in the account as it may deem advisable to protect itself against any tax, liability, penalty or loss under any present or future laws or otherwise. The estate of any of you who shall have died shall be liable and each survivor will be liable, jointly and severally, to Jefferies for any debt or loss in this account resulting from the completion of transactions initiated prior to Jefferies' receipt of a written notice of such death or incurred in the liquidation of the account or the adjustment of the interests of the respective parties.

     (d) Any taxes or other expenses becoming a lien against or payable out of the account as the result of the death of any of you, or through the exercise by the estate or representatives of any rights in the account shall be chargeable against the interest of the survivor(s) as well as against the interest of the estate of the decedent. This provision shall not release the decedent's estate from any liability provided for in this Agreement.

     (e) DESIGNATION OF TENANCY. (This section is not applicable in the State of Texas, where separate Texas Joint Account Supplement must be used.):

            (i) Joint Tenants with Rights of Survivorship - when one dies his or her interest passes to the survivor(s). Jefferies will presume that it is your intention to create an estate or account as joint tenants with rights of survivorship and not as tenants in common, unless otherwise provided by striking this paragraph (i) and filling in the terms of paragraph (ii) below. In the event of the death of either or any of you, the entire interest in the joint account shall be vested in the survivor(s) on the same terms and conditions as theretofore held, without in any manner releasing the decedent's estate from the liability.

            (ii) Tenants in Common without Rights of Survivorship - When one dies, his or her interest passes to his or her estate. Having stricken paragraph (i) above and filled in the terms of this paragraph (ii) below, it is your express intention to create an estate or account as tenants in common without rights of survivorship and not as joint tenants.

            Your respective interests shall be as set forth below. In the event of the death of either or any of you, the interests in the account shall be determined as of the close of business on the date of death (or on the next following business day if the date of death is not a business day) as follows:

            *Name of tenant _______________________________________________

            or his or her estate                                      _____%

            *Name of tenant _______________________________________________

            or his or her estate                                      _____%

            *Name of tenant _______________________________________________

            or his or her estate                                      _____%

            *Name of tenant _______________________________________________

            or his or her estate                                      _____%

*Indicate names and percentage amounts of the interests of each tenant. The only names to be inserted are those of the present owners of the account; heirs or beneficiaries CANNOT be designated on this form.

                                          3
--------------------------------------------------------------------------------

30. ARBITRATION. IN CONNECTION WITH THE FOLLOWING AGREEMENT TO ARBITRATE, YOU UNDERSTAND THAT:
    -  ARBITRATION IS FINAL AND BINDING ON THE PARTIES.
    - THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO A JURY TRIAL.
    - PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED THAN AND DIFFERENT FROM COURT PROCEEDINGS.
    - THE ARBITRATORS' AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING, AND ANY PARTY'S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF A RULING BY THE ARBITRATORS IS STRICTLY LIMITED.
    - THE PANEL OR ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

    SUBJECT TO THE PRECEDING DISCLOSURES, YOU AGREE THAT ANY AND ALL CONTROVERSIES WHICH MAY ARISE BETWEEN YOU AND JEFFERIES CONCERNING YOUR ACCOUNTS, ANY TRANSACTION OR THE CONSTRUCTION, PERFORMANCE OR BREACH OF THIS OR ANY OTHER AGREEMENT BETWEEN YOU AND JEFFERIES, WHETHER ENTERED INTO PRIOR, ON OR SUBSEQUENT TO THE DATE HEREOF, SHALL BE DETERMINED BY ARBITRATION. ANY ARBITRATION UNDER THIS AGREEMENT SHALL BE DETERMINED BEFORE THE NASD OR AN EXCHANGE OF WHICH JEFFERIES IS A MEMBER IN ACCORDANCE WITH THE RULES OF THAT PARTICULAR REGULATORY AGENCY THEN IN EFFECT. YOU MAY ELECT IN THE FIRST INSTANCE WHETHER ARBITRATION SHALL BE BY THE NASD OR A SPECIFIC NATIONAL SECURITIES EXCHANGE OF WHICH JEFFERIES IS A MEMBER, BUT IF YOU FAIL TO MAKE SUCH ELECTION BY REGISTERED LETTER OR TELEGRAM TO JEFFERIES AT ITS MAIN OFFICE WITHIN FIVE DAYS AFTER YOU RECEIVE A WRITTEN REQUEST FROM JEFFERIES THAT YOU MAKE SUCH ELECTION, THEN JEFFERIES SHALL MAKE THE ELECTION AS TO THE ARBITRATION FORUM WHICH WILL HAVE JURISDICTION OVER THE DISPUTE. JUDGMENT UPON ARBITRATION AWARDS MAY BE ENTERED IN ANY COURT, STATE OR FEDERAL, HAVING JURISDICTION.

    NO PERSON SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE ANY PR~DISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTION; OR WHO IS A MEMBER OF A PUTATIVE CLASS WHO HAS
    NOT OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNTIL (I) THE CLASS CERTIFICATION IS DENIED; OR (II) THE CLASS IS DECERTIFIED; OR (HI) THE CUSTOMER IS EXCLUDED FROM THE CLASS BY THE COURT. SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN.

    BY SIGNING THIS AGREEMENT YOU ACKNOWLEDGE THAT YOU HAVE RECEIVED A COPY OF
    IT.

      PLEASE SIGN ONLY SECTION A IF YOU WISH TO OPEN A CASH ACCOUNT.

      PLEASE SIGN ONLY SECTION B IF YOU WISH TO OPEN A MARGIN ACCOUNT.

      PLEASE SIGN SECTION A AND B IF YOU WISH TO OPEN BOTH A CASH AND MARGIN ACCOUNT.

A.  By signing below, you are requesting Jefferies to open a cash account.

    THIS AGREEMENT CONTAINS A PREDISPUTE ARBITRATION CLAUSE IN PARAGRAPH 30 ON PAGE 4.

-------------------------------------        ----------------------------------
Witnessed by (Signature)                     (Signature of Customer)


-------------------------------------        ----------------------------------
(Typed or Printed Name of Witness)           (Typed or Printed Name of Customer)


-------------------------------------        ----------------------------------
(Date)                                       (Signature of Customer)

-------------------------------------        ----------------------------------
                                             (Typed or Printed Name of Customer)

            (Person signing on behalf of others, please indicate
              title and/or capacity in which you have signed.)


B. By signing below, you are requesting Jefferies to open a margin account and you agree that the securities in your margin account may be loaned to Jefferies or to others.

   THIS AGREEMENT CONTAINS A PREDISPUTE ARBITRATION CLAUSE IN PARAGRAPH 30 ON PAGE 4.


-------------------------------------        ----------------------------------
Witnessed by (Signature)                     (Signature of Customer)


-------------------------------------        ----------------------------------
(Typed or Printed Name of Witness)           (Typed or Printed Name of Customer)


-------------------------------------        ----------------------------------
(Date)                                       (Signature of Customer)


-------------------------------------        ----------------------------------
                                             (Typed or Printed Name of Customer)

             (Person signing on behalf of others, please indicate title and/or capacity in which you have signed.)

                                         4

-------------------------------------------------------------------------------